UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GO EZ CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	9995	47-2488761
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification Number)

6782 Collins Avenue, Miami Beach, FL 33141

650-283-2907

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

101 First Street #493

Los Altos, CA USA 94022

(Address of Previous Principal Executive Offices)

Lorin A. Rosen, Esq.

LAR Law Group P.C.

6 Butler Court, Centereach, New York, 11720

877-570-2620

larlawgroup@gmail.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable and from time to time after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered:	Maximum Amount to be Registered:	Proposed Maximum Offering Price Per Share:	Proposed Maximum Aggregate Offering Price (1):	Amount of Registration Fee:

Common Stock, par value, $0.0001 per share (1)	1,387,500	$4.00	$5,550,000	$644.91

_______________

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933 based on the average of the high and low prices of the common stock on February 11, 2015 as reported on the OTCQB.

The registrant is an emerging growth company, as defined in Section 2(A) of the Securities Act. This Registration Statement complies with the requirements that apply to an issuer that is an emerging growth company.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to Section 8(A) may determine.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Until 12 months after this Prospectus is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Subject to Completion, Dated February 12, 2015.

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PRELIMINARY PROSPECTUS

GO EZ CORPORATION

 1,387,500 SHARES OF COMMON STOCK

This prospectus relates to the company’s registration of a maximum of 250,000 shares (the “Maximum Offering”) of common stock, $0.0001 par value, at a purchase price of $4.00 per share (“Common Shares”) by Go Ez Corporation, a Delaware corporation (“we”, “us”, “our”, “GEZC”, “Company” or similar terms), and the shareholders named in this prospectus, including Evotech Capital S.A., our Chief Executive Officer, Abraham Dominguez Cinta, and our principal shareholder, Roger Ng, who are registering in the aggregate, 1,387,500 shares of common stock. We will not receive any proceeds from the shares of common stock sold by the selling shareholders. There is no minimum for this Offering. The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 12 months. At the discretion of our Board of Director, we may discontinue the offering before the expiration of the 12 months period or extend the offering for up to 120 days following the expiration of the 12 months offering period. We will pay all expenses incurred in this offering. We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will thus be subject to reduced public company reporting requirements.

The offering of the 1,387,500 shares is a “direct participation” offering, which means that our officer and sole Director will use their best efforts to sell the 250,000 shares of common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $4.00 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering, therefore the gross proceeds for the Company may range between $0 and $1,000,000. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and sole director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 15.

	Offering Price	Commissions	Proceeds to Company After Expenses if 25% of the shares are sold	Proceeds to Company After Expenses if 50% of the shares are sold	Proceeds to Company After Expenses if 75% of the shares are sold	Proceeds to Company After Expenses if 100% of the shares are sold

Common Stock	$4.00	Not Applicable	$250,000	$500,000	$750,000	$1,000,000

TOTALS	$4.00	Not Applicable	$250,000	$500,000	$750,000	$1,000,000

Our common stock is quoted on the OTCQB tier of the OTC Markets Group under the symbol “GEZC”. We have determined the offering price of $4.00 per share in relation to this offering based on the average of the high and low prices of the common stock on February 04, 2015 as reported on the OTCQB. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria.

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You should rely only on the information or incorporated by reference in this prospectus any related prospectus supplement. We have not authorized anyone to provide you with additional or different information, and if anyone provides you with additional or different information you should not rely on it. You should assume that the information and any information we have incorporated by reference is accurate contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares. You should not consider any information in this prospectus, or in any related prospectus, or in any related prospectus supplement, to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, financial and related advice regarding an investment in our securities.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 10 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our common stock is quoted on the OTCQB tier of the OTC Markets Group under the symbol “GEZC.” On February 11, 2015, the closing sale price of our common stock on the OTCQB was $4.00 per share. You are urged to obtain current market quotations for the common stock.

The date of this prospectus is February 12, 2015.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision. You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on April 14, 2014;

•

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2014, as filed with the SEC on May 15, 2014, for the fiscal quarter ended June 30, 2014, as filed with the SEC on August 19, 2014, and for the quarter ended September 30, 2014, as filed with the SEC on November 6, 2014;

•	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on April 28, 2014, May 1, 2014, May 21, 2014, August 4, 2014, September 24, 2014, December 12, 2014, and December 23, 2014; and

•	the information specifically incorporated by reference into the Annual Report from our Definitive Information Statement on Schedule 14C filed with the SEC on July 16, 2014.

•

the information specifically incorporated by reference into the Annual Report from our General Form for Registration of Securities of Small Business Issuers on Form 10-SB filed with the SEC on December 14, 2007.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Go Ez Corporation

6782 Collins Avenue

Miami Beach, Florida 33141

(650) 283-2907

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-1 being filed with the SEC under the Securities Act to register the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at www.sec.gov. General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.goezcorporation.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and does not constitute a part of this prospectus.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate by reference, may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements. The Company’s forward looking statements are typically preceded by, followed by or include terminology such as “will”, “may”, “could”, “would”, “should”, “likely”, “believe”, “expects”, “anticipate”, “plans”, “anticipates”, “believes”, “estimates”, “targets”, “goals”, “project”, “predicts”, “potential”, “intend” or “continue” or the negative of these terms or other comparable terminology. These statements are not guarantees of future performance and are only predictions and involve known and unknown risks, uncertainties and other factors that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements. Risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements include without limitation the following:

•	our registered public accounting firm for the year ended December 31, 2013 expressing doubt about our ability to continue as a going concern;

•	our ability to maintain sufficient liquidity and continue as a going concern;

•	our lack of profitable operations in recent periods

•	fluctuations in the demand for internet technology services;

•	our level of indebtedness;

•	our ability to raise necessary capital in the future;

•	problems with our customers;

•	our ability to protect our intellectual properties;

•	our ability to respond to changes in consumer preferences;

•	our ability to continually develop and publish new internet technologies;

•	our ability to control defects associated with our internet technology service offerings;

•	loss associated with security measures that may be breached;

•	legislation and governmental regulations, including federal or state regulation of internet technology services;

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•	our size relative to our peers;

•	our dependency upon a third-party provider of in-demand, skilled professionals;

•	natural disasters;

•	potential failure of achieving the benefits expected from the acquisition of Federal Technology Agency, Inc. (FTA);

•	failures in our acquisition strategy or integration for our acquisitions;

•	our ability to attain profit without additional funding;

•	unable to compete effectively with larger competitors; and

•	our ability to minimize competition due to new competitors entering the marketplace.

Many of these factors are beyond our ability to control or predict. Any, or a combination, of these factors could materially affect our future financial condition or results of operations and the ultimate accuracy of the forward-looking statements. These forward-looking statements are not guarantees of our future performance, and our actual results and future developments may differ materially from those projected in the forward-looking statements. Management caution against putting undue reliance on forward-looking statements or projecting any future results based on such statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see “Risk Factors” beginning on page 10 of this prospectus and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2013, our other reports and registration statements filed from time to time with the SEC and other announcements we make from time to time. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “GEZC” refer to Go Ez Corporation and its directly or indirectly owned subsidiaries unless the context otherwise indicates.

The following summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus. This summary does not contain all of the information that may be important to you. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

Our Company

Go Ez Corporation (“the Company”) was incorporated on April 19, 1979, as Energy Recovery Corporation in the State of Delaware for the purpose of providing accounting, personnel recruiting and general business consulting. The business operations were unsuccessful and were ceased in 1989. Since that time, the Company has not conducted business operations and is considered to be a Development Stage Company. The Company changed its name to E.R.C. Energy Recovery Corporation on August 31, 1979. The Company was not successful in implementing the former business plan primarily because of our inability to secure sufficient financing.. In May 2014, Company management decided to develop a plan for entering the internet technology services industry and we changed our name to “Go Ez Corporation” to better reflect the new direction for the Company and began to pursue acquisitions of providers of internet technology services. Our business and registered office is located at 6782 Collins Avenue Miami Beach, Florida 33141. Our telephone number is 650-283-2907 and E-mail is abraham.cinta@goezcorp.com. Our website address is www.goezcorporation.com. Except for the documents referred to in the section “Incorporation of Certain Information by Reference,” which are specifically incorporated by reference in this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

Recent Developments

On December 22, 2014, the Company entered into a Stock Purchase Agreement with Roger Ng, majority shareholder of Federal Technology Agency Inc. (“FTA”) and completed its acquisition of FTA. The details of the acquisition and Stock Purchase Agreement are qualified in their entirety by reference to our Current Report on Form 8-K filed with the SEC on December 23, 2014, respectively.

Commencing on or about June 11, 2008, our shares of common stock were listed on the OTC Bulletin Board of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “ERCX”. The Company changed its stock symbol on June 9, 2014 and its shares of common stock are now listed with the OTCQB of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the symbol “GEZC”.

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS--RISKS RELATED TO THIS OFFERING - WE ARE AN `EMERGING GROWTH COMPANY’ AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS” on page 11 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

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You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Under U.S. federal securities legislation, our common stock will be “penny stock”. Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	1,387,500 shares of our common stock, par value $0.0001 per share
Common stock to be outstanding after this offering (1):	1,750,878 shares of our common stock, par value $0.0001 per share
Listing:	Our common stock is listed on the OTCQB under the symbol GEZC.
Net proceeds to us:	$1,000,000 assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 12
Risk Factors:	See “Risk Factors” beginning on page 10 of this prospectus

_______________

(1)

The number of shares of common stock that will be outstanding after this offering is based on 1,500,878 shares of common stock outstanding as of February 12, 2015 and excludes, as of February 12, 2015, the following: (a) 1,000,000 shares of non-registered common stock that were acquired by Evotech pursuant to the Stock Purchase Agreement in our Current Report filed with the SEC on May 1, 2014; (b) 70,000 shares of non-registered common stock that were issued to Roger Ng pursuant to the Stock Purchase Agreement relating to the acquisition of FTA in our Current Report filed with the SEC on December 23, 2014; and (c) 67,500 shares of non-registered common stock that were issued to Abraham Dominguez Cinta for contributed services pursuant to the Management and Consulting Agreement between Abraham Dominguez Cinta and Go Ez Corporation entered into on May 1, 2014.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors contained in our most recently filed periodic reports filed with the SEC, including our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and any Current Report on Form 8-K that updates the risk factors contained in such Forms 10-K and 10-Q, all of which are on file with the SEC and are incorporated by reference into this prospectus. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our common stock could decline and you could lose all or part of your investment.

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Risks Related to this Offering

If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment. You will experience further dilution if we issue additional equity securities in future fundraising transactions.

You will suffer substantial dilution with respect to the net tangible book value of the common stock you receive in this offering. Based on our net tangible book value as of September 30, 2014, if you receive shares of common stock in this offering, you will suffer immediate and substantial dilution with respect to the net tangible book value of the common stock. See the section entitled “Dilution” on page 13 of this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Holders of our outstanding debt and any preferred stock that we may offer have liquidation and other rights that are senior to the rights of the holders of our common stock, and any future issuance of debt or preferred stock could adversely affect the market price of our common stock.

As of September 30, 2014, we had outstanding approximately $19,637 aggregate principal amount of Convertible Debentures, and we may incur additional indebtedness in the future. Upon any voluntary or involuntary liquidation, dissolution or winding up, payment will be made to holders of our debt and, if preferred stock is issued, preferred stock, before any payment is made to the holders of our common stock. This will reduce the amount of our assets, if any, available for distribution to holders of our common stock. Because our decision to issue debt and preferred stock is dependent on market conditions and other factors that may be beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Any such future issuance could reduce the market price of our common stock.

SELECTED FINANCIAL DATA

All information in this prospectus, except for information incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Reports on Forms 10-Q for the quarters ended March 31 and June 30, 2014 and the pro forma financial statements contained in our Current Report on Form 8-K filed on December 23, 2014 has been presented. The following selected financial data is based on common stock and per share data from our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and the pro forma financial statements contained in our Current Report on Form 8-K filed on December 23, 2014. Our latest interim financial information, which was contained in our Current Report on Form 8-K for the acquisition of FTA, reflects the effects of said acquisition and is incorporated herein by reference.

Selected Data from Pro Forma Consolidated Statements of Operations*

	Nine Months Ended September 30, 2014
	Historical	Pro Forma
Loss from continuing operations	$114,182	$70,331
Basic and diluted loss per share:
Continuing operations	$0.08	$0.05
Weighted basic and diluted average shares outstanding:	1,368,200	1,368,200

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Select Data from Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2013	2012
Basic loss per share:
Continuing operations	$0.23	$0.18
Discontinued operations	(0.05)	-
	$0.17	$0.18
Diluted loss per share:
Continuing operations	$0.23	$0.18
Discontinued operations	(0.05)	-
	$0.17	$0.18
Loss from continuing operations:
Basic	$83,872	$67,177
Diluted	$83,872	$67,177

Gain from discontinued operations	$19,826	$-

Weighted average shares outstanding:
Basic	368,200	368,200
Diluted	368,200	368,200

Consolidated Statements of Comprehensive Loss
Net loss	$64,046	$67,177
Comprehensive loss	$64,046	$67,177

_________________

* The Company included pro forma financial statements in its Current Report on Form 8-K filed on December 23, 2014 to report the effects of a transaction related to the acquisition of Federal Technology Agency, Inc. that was consummated on December 22, 2014.

USE OF PROCEEDS

Because we are offering a large proportion of these shares with respect to a Share Purchase Agreement, acquisition and for services supplied to the Company and of which the consideration has already been paid, we will not receive any proceeds from the sale of 1,137,500 of the 1,387,500 common stock being offered hereby.

Proceeds from the remainder 250,000 shares of the common stock being offered will be used to cover development expenses for the online technology services; for acquisition of suitable premises, for the hiring of necessary personnel, and for general corporate purposes.

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The Company’s public offering of 250,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $4.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,000,000 as anticipated.

(1)	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$250,000	$500,000	$750,000	$1,000,000

Legal and Accounting fees	$135,000	$170,000	$200,000	$260,000
Costs associated with being a “reporting issuer”	$115,000	$130,000	$170,000	$200,000
Set up office	$-	$100,000	$130,000	$170,000
Research & Development of Internet Technology Services	$-	$100,000	$170,000	$200,000
Set up Advertising and Marketing Program	$-	$-	$80,000	$170,000
Total	$250,000	$500,000	$750,000	$1,000,000

_______________

(1) Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DILUTION

Your interest in the securities that you will receive will be diluted by an amount equal to the difference between the price at which you receive the securities and the net tangible book value per share of 250,000 common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

Our net tangible book value at September 30, 2014 was a deficit of approximately $57,122, or $0.04 per share of common stock. After giving effect to the issuance of 250,000 shares of our common stock in this offering for no additional consideration, excluding the issuance of 1,000,000 shares of our common stock to Evotech Capital S.A. per the Current Report Amended filed with the SEC on May 1, 2014, and after deducting estimated offering expenses paid by us, our adjusted net tangible book deficit at September 30, 2014 would be $942,878, or $0.54 per share. This represents an immediate increase in as-adjusted net tangible book deficit of $0.58 per share to existing shareholders and an immediate decrease of net tangible book deficit of $3.46 per share to the investor in this offering. The following table illustrates this per share dilution:

Offering price per share		$4.00
Net tangible book value per share as of September 30, 2014	$(0.04)
Increase per share attributable to the investor purchasing our common stock in this offering	$0.62
As adjusted net tangible book value per share as of September 30, 2014, after giving effect to this offering		$0.54
Increase in net tangible book deficit per share to the investor in this offering		$-3.46

These calculations are based on 1,363,378 shares outstanding as of September 30, 2014 plus the issuance of 250,000 shares of our common stock in this offering and the previously issued 70,000 shares of our common stock to the investor on December 22, 2014 and 67,500 shares of our common stock to our CEO, Abraham Dominguez Cinta for contributed services but exclude the following issuances:

•	1,000,000 shares of our common stock sold to Evotech Capital S.A. pursuant to a Share Purchase Agreement filed as a Current Report with the SEC on December 23, 2014; and

•

136,820 shares of our common stock issuable upon the exercise of an outstanding warrant with an exercise price equal to seventy five (75%) percent of the volume weighted average closing price per shares of the Company’s common stock for the five (5) trading days immediately preceding the Company’s receipt of notice of exercise of the Warrant that expire on the December 22, 2016.

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SELLING SECURITY HOLDERS

On April 22, 2014, the Company entered into a Stock Purchase Agreement (the “Evotech SPA”) with Evotech Capital S.A., a privately-held company organized under the laws of the British Virgin Islands, and David C. Merrell and Michael C. Brown, which was closed on April 30, 2014. Mr. Merrell was our principal shareholder, owning approximately 50% of the Company’s pre-Evotech SPA outstanding voting securities; and Mr. Brown owns approximately 4.5% of the Company’s pre-Evotech SPA outstanding voting securities. Under the Evotech SPA, Evotech acquired 1,000,000 shares of our common stock.

As of the closing date of these transactions and the filing date of this Registration Statement, 1,000,000 of the shares of the Common Stock have been issued to Evotech Capital S.A. but not registered.

On December 22, 2014, the Company completed the acquisition of Federal Technology Agency, Inc., a Delaware corporation (“FTA”), through the purchase of 7,000 shares of FTA common stock representing 70% of the issued and outstanding capital stock of FTA (the “Transaction”) for $5,000 worth of the Company’s Series B Preferred Stock, plus $210,000 worth of restricted common shares of the Company for 70,000 shares of FTA representing seventy (70%) percent of the total issued and outstanding shares of FTA at closing in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act pursuant to that certain Stock Purchase Agreement (the “FTA Stock Purchase Agreement”) dated December 22, 2014, by and among the Company and Roger Ng (the “Seller”), an individual resident of the State of California and a shareholder of FTA.

As of the closing date of these transactions and the filing date of this Registration Statement, 70,000 shares of the non-registered Common Stock have been issued to Roger Ng.

For contributed services to the Company rendered by Abraham Dominguez Cinta, the sole Director and officer of GEZC, pursuant to the Contractor Agreement, dated May 1, 2014, between Abraham Dominguez Cinta and GEZC, 67,500 non-registered common shares issued as consideration for those services rendered to the Company are to be registered.

As of the closing date of these transactions and the filing date of this Registration Statement, 67,500 shares of the non-registered Common Stock have been issued to Abraham Dominguez Cinta.

The following table shows the following information about the Selling Stockholders:

•	the number of shares of our common stock that the Selling Stockholders beneficially owned as of the business day immediately prior to the filing of our Registration Statement;

•	the number of shares covered by this Prospectus; and

•	the number of shares to be retained after this offering, if any.

All figures in this table assume the issuance and subsequent disposition of all shares. As represented to us by the Selling Shareholders, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers.

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Name	Total Number of Shares Owned Prior to Offering		Percentage of Share Owned Prior to Offering	Number of Shares Being Offered	Total Number of Shares Owned After the Offering Assuming All of the Shares Registered Herein are Sold in the Offering	Percentage of Shares Owned After the Offering Assuming All of the Shares are Sold in the Offering
Evotech Capital S.A.	1,000,000	(1)	100%	1,000,000	0	0
Abraham Dominguez Cinta	67,500	(2)	100%	67,500	0	0
Roger Ng	70,000	(3)	100%	70,000	0	0

____________________

(1)	Shares were issued pursuant to the Evotech Stock Purchase Agreement but have not been registered.

(2)	Shares were issued pursuant for contributed service by Abraham Dominguez Cinta but have not been registered.

(3)	Shares were issued pursuant to the FTA Stock Purchase Agreement but have not been registered.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors of securities are urged to consult their own tax advisors prior to investing in the securities.

PLAN OF DISTRIBUTION

We have agreed to register shares of common stock that were issued to the investors offered by this prospectus in exchange for the services that were provided by the investors, shares of common stock that were issued for the acquisition of FTA to Roger Ng, and shares of common stock that were issued to Evotech Capital S.A. pursuant to a Stock Purchase Agreement No underwriters or agents were engaged by us for this transaction. We estimate the total expenses of this offering will be approximately $20,000.

The foregoing descriptions of the acquisition and Stock Purchase are only summaries, do not purport to be complete and are qualified in their entirety by reference to (a) the acquisition of FTA, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on December 23, 2014 and is incorporated herein by reference, and (b) the Stock Purchase Agreement of which is described within the Form 8-K/A filed with the SEC on May 1, 2014.

Plan of Distribution for the Company’s Public Offering of 250,000 Shares

GEZC has 1,500,878 common shares of common stock issued and outstanding as of the date of this prospectus. 1,387,500 shares of the Company’s common stock are being registered for sale at the price of $4.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company’s selling efforts in the offering, Mr. Abraham Dominguez Cinta will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Cinta is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Cinta will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cinta is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cinta will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Cinta will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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GEZC will only receive proceeds from the sale of the 250,000 of the 1,387,500 shares being offered. The price per share is fixed at $4.00 for the duration of this offering. Our common stock is listed on the OTCQB under the symbol GEZC.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $4.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which GEZC has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. GEZC will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Terms of the Offering

The shares will be sold at the fixed price of $4.00 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 12 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 12 month period.

Penny Stock Rules

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the SEC, Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

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The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

We are authorized to issue 800,000,000 shares of common stock, $0.0001 par value per share. There are currently 1,500,878 shares of common voting stock issued and outstanding. The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our shareholders.

Our shareholders have no pre-emptive rights to acquire additional shares of our common stock or other securities; nor shall our shareholders be entitled to vote cumulatively in the election of directors or for any other purpose with the exception of Mr. Roger Ng’s Warrant outlined below under the heading “Outstanding Options, Warrants or Calls”. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. All shares of the common stock now outstanding are fully paid and non-assessable.

Outstanding Options, Warrants or Calls

There are no outstanding options or calls to purchase any of our common stock.

Pursuant to the acquisition of Federal Technology Agency, Inc., Roger Ng was transmitted a one common stock purchase warrant to purchase up to an aggregate of 10% of the GEZC’s outstanding common stock and such execution shall not result in the Seller in hold of excess of 9.9% of the outstanding common shares issued. The warrant expires on the December 22, 2016.

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Listing

Our outstanding shares of common stock are listed on the OTCQB under the symbol “GEZC.”

Dividend Rights

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Our future dividend policy cannot be ascertained with any certainty, and if and until we determine to engage in any business or we complete any acquisition, reorganization or merger, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our securities.

However, we did declare a stock dividend of 100 for 1 in November, 2007, as part of our Recapitalization.

Voting Rights

Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Provisions Limiting Change of Control

There is no provision in our Articles of Incorporation or Bylaws that would delay, defer, or prevent a change in control of our Company.

Amendments to the Restated Certificate of Incorporation and Amended and Restated Bylaws

Any amendment to our restated certificate of incorporation requires the approval of the Board of Directors.

Any amendment to our amended and restated bylaws will be made by the Board of Directors.

Other Rights

We will notify common stockholders of any stockholders’ meetings according to the terms of our bylaws and applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. The holders of common stock have no preemptive rights to purchase our shares of stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any of our other securities.

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Anti-Takeover Provisions under Delaware Law, our Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions in our restated certificate of incorporation and amended and restated bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.

Board of Directors

Our restated certificate of incorporation, as amended, and our bylaws states that the number of Directors comprising the Board of Directors will be designated by the board of directors from time to time, except that in the absence of any such designation, such number shall be three. At the time of this filing, Abraham Dominguez Cinta is the sole member of the Board of Directors of the Company.

 Advance Notice of Stockholder Nominations and Stockholder Business

Our bylaws require written notice of any stockholder proposal for business at an annual meeting of stockholders, or any stockholder director nomination for an annual meeting of stockholders, must be received not more than 60 days nor less than 10 days prior to the time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation. In the event of a special meeting, or if the date for the annual meeting is changed by more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. This provision may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Preferred Stock

Our restated certificate of incorporation authorizes the issuance of up to 100 million shares of preferred stock. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred stock and could issue such stock in either private or public transactions. In some circumstances, the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

 Business Combinations Under Delaware Law

We are a Delaware corporation and are subject to Section 203 of the DGCL. Section 203 prevents a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of our outstanding voting stock, or an “interested stockholder,” from engaging in certain business combinations with us for three years following the time that the interested stockholder became an interested stockholder. These restrictions do not apply if:

•

before the person became an interested stockholder, our board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•

following the transaction in which the person became an interested stockholder, the business combination is approved by both our board of directors and the holders of at least two-thirds of our outstanding voting stock not owned by the interested stockholder.

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Section 203 defines a “business combination” to include (1) any merger or consolidation involving the corporation and an interested stockholder; (2) any sale, lease, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder; (4) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (5) the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Limitation of Liability and Indemnification of Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their stockholders for monetary damages for breach of officers’ and directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, officers and directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, officers and directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission.

Our restated certificate of incorporation limits the liability of our officers and directors to us and our stockholders to the fullest extent permitted by Delaware law. Specifically, our officers and directors will not be personally liable for monetary damages for breach of an officer’s or Director’s fiduciary duty in such capacity, except for liability:

•	for any breach of the officer’s or director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	for any transaction from which the officer or director derived an improper personal benefit.

The inclusion in our restated certificate of incorporation of a provision indemnifying our officers and directors to the fullest extent permitted by Delaware law may reduce the likelihood of derivative litigation against our officers and Directors, and may discourage or deter stockholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted us and our stockholders.

Both our restated certificate of incorporation and amended and restated bylaws provide indemnification to our officers and Directors and certain other persons with respect to certain matters to the maximum extent allowed by Delaware law as it exists now or may hereafter be amended. These provisions do not alter the liability of officers and Directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent

Jersey Stock Transfer LLC, 201 Bloomfield Avenue, Suite 26, Verona, NJ 07004, is our transfer agent and registrar for our common stock.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Lorin A. Rosen, Esq. of LAR Law Group PC, Centereach, New York.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Company’s certified public accountant, HJ & Associates, LLC (“HJ & Associates”), an independent registered public accounting firm provided audited financials for the Company for the years ended December 31, 2013 and 2012. The date of the report for these audited financials is April 14, 2014. HJ & Associates, whose report is contained herein, was paid in cash for services rendered. Therefore the firm has no direct or indirect interest in us. HJ & Associates report was given based on their authority as experts in accounting and auditing

Lorin A. Rosen, Esq. is counsel for our Company and has given an opinion on the validity of the securities being registered, the opinion appears elsewhere in this Registration Statement. Ms. Rosen has no direct or indirect interest in the Company.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being offered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee		$644.91
OTCQB fee	$	†
Legal fees and expenses	$	†
Accounting fees and expenses	$	†
Printing expenses	$	†
Miscellaneous	$	†
Total	$	†

__________________

†

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that Go Ez anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as us, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

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Our Amended and Restated Certification of Incorporation and Bylaws (see Article IX of our Certificate of Incorporation and Article VIII of our Bylaws) provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the Delaware General Corporation Law, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any shareholders’ or directors’ resolution or by contract. In addition, we may adopt director and executive officer indemnification agreements with each of our executive officers and directors which will provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our shareholders shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the Delaware General Corporation Law would permit indemnification.

The Company has been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Item 15.	Recent Sales of Unregistered Securities.

Go Ez Corporation has sold shares of its common stock and preferred stock as follows:

In connection with the Company’s acquisition of 7,000 shares of FTA common stock representing seventy (70%) percent of the issued and outstanding capital stock of FTA and pursuant to the Stock Purchase Agreement executed on December 22, 2014 between the Company and Mr. Roger Ng, the Company paid $5,000 worth of the Company’s Series B Preferred Stock, plus $210,000 worth of restricted common shares of the Company for 70,000 shares of FTA representing seventy (70%) percent of the total issued and outstanding shares of FTA at closing in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

On December 8, 2014, the Company entered into five (5) separate Novation Agreements with debt holders that allowed the Company to extinguish the debt owed to these debt holders and to instead issue shares of the Company’s Preferred Series B stock. Under the terms of the Novation Agreements, the Company and debt holders agreed to extinguish the amount due and owing under five (5) Convertible Debentures and to relinquish any claims under the original terms of the Convertible Debentures and replace the amount owed to the debt holders by the Company with the issuances of shares of Preferred Series B stock.

The first Novation Agreement between the Company and Mr. Abraham Dominguez Cinta dated December 8, 2014 relates to a loan of $4,403.00 made by Mr. Cinta to the Company on November 17, 2014 and Convertible Debenture dated December 1, 2014, as amended December 8, 2014. The Novation Agreement replaces the total amount owed as of December 31, 2014 of $4,432 with the issuance of five (5) shares of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

The second Novation Agreement between the Company and Mr. Cinta dated December 8, 2014 relates to a loan of $1,000.00 made by Mr. Cinta to the Company on June 30, 2014 and Convertible Debenture dated July 1, 2014, as amended December 8, 2014. The Novation Agreement replaces the total amount owed as of November 30, 2014 of $1,417.00 with the issuance of two (2) shares of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

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The third Novation Agreement between the Company and Mr. Cinta dated December 8, 2014 relates to a loan of $529.00 made by Mr. Cinta to the Company on September 30, 2014 and Convertible Debenture dated October 1, 2014, as amended December 8, 2014. The Novation Agreement replaces the total amount owed as of November 30, 2014 of $536.00 with the issuance of one (1) share of Preferred Series B stock to Mr. Cinta pursuant to a Subscription Agreement between the parties of December 8, 2014.

The fourth Novation Agreement is between the Company and Profit Seeker Capital Management Corporation (“PSCM”) dated December 8, 2014 and relates to a loan of $77,547 made by PSCM to the Company on June 30, 2014 and Convertible Debenture dated July 1, 2014, as amended December 8, 2014. The Novation Agreement replaces the total amount owed as of November 30, 2014 of $80,132 with the issuance of eighty-one (81) shares of Preferred Series B stock to PSCM pursuant to a Subscription Agreement between the parties of December 8, 2014.

The fifth Novation Agreement between the Company and PSCM dated December 8, 2014 relates to a loan of $16,247 made by PSCM to the Company on September 30, 2014 and Convertible Debenture dated October 1, 2014 as amended December 8, 2014. The Novation Agreement replaces the total amount owed as of November 30, 2014 of $16,464 with the issuance of seventeen (17) shares of Preferred Series B stock to PSCM pursuant to a Subscription Agreement between the parties of December 8, 2014.

On April 22, 2014, the Company entered into a Stock Purchase Agreement with Evotech Capital S.A., a privately-held company organized under the laws of the British Virgin Islands, and David C. Merrell and Michael C. Brown, which was closed on April 30, 2014. Mr. Merrell was our principal shareholder, owning approximately 50% of the Company’s pre-Evotech SPA outstanding voting securities; and Mr. Brown owns approximately 4.5% of the Company’s pre-Evotech SPA outstanding voting securities. Under the Evotech SPA, Evotech acquired 1,000,000 shares of our common stock.

All of these transactions involved “accredited investors” or “sophisticated investors” and all such shares were sold in reliance on Section 4(a)(2) of the Securities Act, or Regulation S of the Commission regarding sales to any non-U.S. Person.

Item 16.	Exhibits and Financial Statement Schedules.

No.	Description
3.1	Articles of Incorporation

3.2	Articles of Amendment to the Articles of Incorporation

4.1	Specimen stock certificate

5.1	Opinion of Lorin A. Rosen, Esq.

14.1	Code of Business Conduct and Ethics

23.1	Consent of HJ & Associates LLC

23.2	Consent of Lorin A. Rosen, Esq. (included in the opinion filed as Exhibit 5.1)

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Item 17.	Undertakings.

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C. The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, Florida, on February 12, 2015.

GO EZ CORPORATION

By:	/s/ Abraham Dominguez Cinta
Abraham Dominguez Cinta
President and Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Abraham Dominguez Cinta, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Go Ez Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Abraham Dominguez Cinta	President and Chief Executive Officer,	February 12, 2015
Abraham Dominguez Cinta	Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

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